Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, 333-76915, 333-83581, 333-30900, 333-53146, 333-72474, 333-91294, 333-102462, 333-103328, 333-104825, 333-113872, 333-115287, 333-12110, 333-123509 and 333-123510), and on Form S-3 (No. 333-143490, 333-132952, 333-53922, 333-55030 and 333-108476) of Ciena Corporation of our report dated December 27, 2007 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
December 27, 2007